                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-09505) pertaining to the Nicollet Process Engineering, Inc. 1990 Stock Option Plan and the Nicollet Process Engineering, Inc. 1995 Amended and Restated Stock Incentive Plan of our report dated November 3, 2000, with respect to the financial statements of XBOX Technologies, Inc. included in the Annual Report (Form 10-KSB) for the year ended August 31, 2000.

Minneapolis, Minnesota                                    /s/ Ernst & Young LLP
December 29, 2000